Exhibit 15.1

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Harris Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-4) of Harris Corporation for the registration of shares of its common stock of our reports dated October 29, 2014 and February 10, 2015 relating to the unaudited condensed consolidated interim financial statements of Harris Corporation that are included in its Forms 10-Q for the quarters ended September 26, 2014 and January 2, 2015.

/s/ Ernst & Young LLP

Orlando, Florida

March 5, 2015